UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

TUCOWS INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TCX	NASDAQ

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

The Annual Meeting of Shareholders of Tucows, Inc. will be held on

Monday, September 9, 2019, at 4:30 p.m. (Eastern Time) at

96 Mowat Avenue, Toronto, Ontario, Canada

PROXY STATEMENT, 2018 ANNUAL REPORT AND PROXY CARD
ARE AVAILABLE AT:

http://www.pstvote.com/tucows2019

Dear Shareholder:

The Annual Meeting of Shareholders of Tucows, Inc. has been called to consider and act upon the following matters:

•     Election of seven directors, each to serve until the next annual meeting of shareholders or until their successors are duly elected and qualified.

•    Ratification of the appointment of the independent accounting firm for the fiscal year ending December 31, 2019.

•     Transaction of such other business as may properly be presented at the meeting.

Our Board of Directors recommends a vote “FOR” the election of directors listed in our proxy materials and “FOR” the ratification of the independent accounting firm for the fiscal year ending December 31, 2019.

Complete proxy materials, including the proxy card, are available to you on-line at http://www.pstvote.com/tucows2019 or upon your request by e-mail or first-class mail. We encourage you to access and review all of the important information contained in the proxy materials before voting.

This is not a ballot. You cannot use this notice to vote your shares. You may vote on-line, by mail or in person. If you wish to vote on-line, you will need your “Shareholder Control Number” (which can be found in the bottom right hand corner of this notice) and the web address, all of which will be included with or on the proxy card located on the Internet website stated above or mailed to you at your request. No other personal information will be required in order to vote in this manner. If you wish to vote by mail, simply print out the proxy card located on the Internet website stated above, mark the proxy card accordingly, sign and return it to us at the address indicated on the proxy card. If you wish to vote in person at the Annual Meeting of Shareholders, simply check the box on the proxy card that you plan to attend. Your proxy card will not be used if you vote in person.

Important Notice Regarding the Availability of Proxy Materials

for the Shareholder Meeting To Be Held on September 9, 2019:

(1)     This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

(2)     The Proxy Statement, 2018 Annual Report to Shareholders and proxy card are available at http://www.pstvote.com/tucows2019.

(3)     If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or before August 26, 2019 to facilitate timely delivery.

To request a paper copy of these items or directions to the offices of Tucows Inc., should you choose to attend the Annual Meeting of Shareholders and vote in person, either:

Call our toll-free number – 866-223-0448; or

Visit our website at http://www.pstvote.com/tucows2019; or

Send us an e-mail at info@philadelphiastocktransfer.com

Please clearly identify the items you are requesting, our Company name, and your name along with the Shareholder Control Number located in the lower right hand corner of this notice and the name and address to which the materials should be mailed.

By Order of the Board of Directors